Exhibit 99.2
Consolidated Report to the Financial Community
First Quarter 2014

(Released May 6, 2014)         (Unaudited)

HIGHLIGHTS
GAAP earnings for the first quarter of 2014 were $0.50 per basic share, compared with first quarter 2013 earnings of $0.47 per basic share. Operating (non-GAAP) earnings*, excluding special items, were $0.39 per basic share for the first quarter of 2014, compared with first quarter 2013 Operating (non-GAAP) earnings of $0.76 per basic share.

			Competitive	Other &	FirstEnergy
After-Tax EPS Variance Analysis	Regulated	Regulated	Energy	Reconciling	Corp.
(in millions, except per share amounts)	Distribution	Transmission	Services	Adjustments	Consolidated
1Q 2013 Net Income - GAAP	$210	$51	$(38)	$(27)	$196

1Q 2013 Basic EPS* (avg. shares outstanding 418)	$0.50	$0.12	$(0.09)	$(0.06)	$0.47
Special Items - 2013	0.02	—	0.27	—	0.29
1Q 2013 Basic EPS - Operating (Non-GAAP) Earnings*	$0.52	$0.12	$0.18	$(0.06)	$0.76
Distribution Deliveries	0.09	—	—	—	0.09
Transmission Revenues	—	0.02	—	—	0.02
CES Commodity Margin	—	—	(0.45)	—	(0.45)
West Virginia (WV) Asset Transfer / Deactivated Units	0.01	—	0.04	—	0.05
O&M Expenses	(0.06)	(0.01)	(0.01)	—	(0.08)
Depreciation	(0.02)	—	—	—	(0.02)
General Taxes	—	(0.01)	—	—	(0.01)
Interest Expense	(0.01)	—	0.01	(0.02)	(0.02)
Effective Income Tax Rate	—	—	—	0.03	0.03
Other	—	—	0.01	0.01	0.02
1Q 2014 Basic EPS - Operating (Non-GAAP) Earnings*	$0.53	$0.12	$(0.22)	$(0.04)	$0.39
Special Items - 2014	(0.02)	—	0.13	—	0.11
1Q 2014 Basic EPS* (avg. shares outstanding 419)	$0.51	$0.12	$(0.09)	$(0.04)	$0.50

1Q 2014 Net Income - GAAP	$214	$51	$(38)	$(19)	$208

Per share amounts for the special items and earnings drivers above and throughout this report are based on the after tax effect of each item divided by the weighted average shares outstanding for the period.

*Operating earnings exclude special items as described below, and are a non-GAAP financial measure. Management uses Operating earnings by segment to evaluate the company’s performance and manage its operations and frequently references this non-GAAP financial measure in its decision making, using it to facilitate historical and ongoing performance comparisons. Additionally, management uses Basic EPS and Basic EPS-Operating, each on a segment basis, to further evaluate the Company's performance by segment and references these non-GAAP financial measures in its decision making. Basic EPS for each segment is calculated by dividing segment net income on a GAAP basis by the basic weighted average shares outstanding for the period. Basic EPS-Operating for each segment is calculated by dividing segment operating earnings, which exclude specials items as discussed below, by the basic weighted average shares outstanding for the period. Management believes that the non-GAAP financial measures of “Operating earnings”, "Basic EPS" and "Basic EPS-Operating" by segment provide a consistent and comparable measure of performance of its businesses to help shareholders understand performance trends. Generally, a non-GAAP financial measure is a numerical measure of a company's historical or future financial performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with accounting principles generally accepted in the United States (GAAP). These non-GAAP financial measures are intended to complement, and are not considered as an alternative to, the most directly comparable GAAP financial measure. Also, the non-GAAP financial measures may not be comparable to similarly titled measures used by other entities. The 2014 and 2013 GAAP to Operating earnings reconciliations can be found on pages 19-24 of this report and all GAAP to Operating earnings reconciliations are available on FirstEnergy Corp.’s Investor Information website at www.firstenergycorp.com/ir. Quarter over quarter earnings drivers, as summarized in this report, are consistent with management's analysis of each segment's historical and ongoing performance comparisons and exclude the impact of special items, as well as other items that do not impact earnings, including but not limited to the cost recovery of regulatory assets.

Special Items - The following special items were recognized during the first quarter of 2014 and 2013:

			Competitive	Other &	FirstEnergy
	Regulated	Regulated	Energy	Reconciling	Corp.
Special Items - 2014	Distribution	Transmission	Services	Adjustments	Consolidated
Regulatory charges	$0.02	$—	$—	$—	$0.02
Plant deactivation costs	—	—	0.05	—	0.05
Merger accounting - commodity contracts	—	—	0.02	—	0.02
Impact of non-core asset sales/impairments	—	—	(0.18)	—	(0.18)
Loss on debt redemptions	—	—	0.01	—	0.01
Mark-to-market adjustments	—	—	(0.03)	—	(0.03)
Special Items - 2014	$0.02	$—	$(0.13)	$—	$(0.11)

			Competitive	Other &	FirstEnergy
	Regulated	Regulated	Energy	Reconciling	Corp.
Special Items - 2013	Distribution	Transmission	Services	Adjustments	Consolidated
Regulatory charges	$0.02	$—	$0.02	$—	$0.04
Trust securities impairment	—	—	0.01	—	0.01
Plant deactivation costs	—	—	0.01	—	0.01
Merger accounting - commodity contracts	—	—	0.03	—	0.03
Impact of non-core asset sales/impairments	—	—	0.01	—	0.01
Loss on debt redemptions	—	—	0.18	—	0.18
Mark-to-market adjustments	—	—	0.01	—	0.01
Special Items - 2013	$0.02	$—	$0.27	$—	$0.29

2014 Earnings Guidance
Operating (non-GAAP) earnings guidance for 2014, excluding special items, is revised from $2.45 to $2.85 per basic share to $2.40 to $2.60 per basic share.

(In millions, except per share amounts)	Regulated Distribution	Regulated Transmission	Competitive Energy Services	Corporate / Other	FirstEnergy Corp. Consolidated

Net Income - GAAP	$810 - $835	$215 - $235	$15 - $65	$(90)	$950 - $1,045

Basic EPS (avg. shares outstanding 420)	$1.93 - $1.99	$0.52 - $0.56	$0.04 - $0.16	$(0.22)	$2.27 - $2.49
Excluding Special Items:
Regulatory charges	0.05	—	—	—	0.05
Loss on debt redemptions	—	—	0.01	—	0.01
Mark-to-market adjustments	—	—	(0.03)	—	(0.03)
Non-core asset sales/impairments	—	—	(0.16)	—	(0.16)
Plant deactivation costs	—	—	0.18 - 0.20	—	0.18 - 0.20
Merger accounting - commodity contracts	—	—	0.06	—	0.06
Total Special Items	0.05	—	0.06 - 0.08	—	0.11 - 0.13

Basic EPS - Operating (Non-GAAP) (avg. shares outstanding 420)	$1.98 - $2.04	$0.52 - $0.56	$0.12 - $0.22	$(0.22)	$2.40 - $2.60

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Consolidated Report to the Financial Community - 1st Quarter 2014                    2

1Q 2014 Results vs 1Q 2013 - By Segment
Regulated Distribution

Regulated Distribution - GAAP earnings for the first quarter of 2014 were $214 million ($0.51 per basic share), compared with first quarter 2013 earnings of $210 million ($0.50 per basic share). Operating (non-GAAP) earnings, excluding special items, were $0.53 per basic share for the first quarter of 2014, compared with first quarter 2013 Operating (non-GAAP) earnings of $0.52 per basic share.

After-Tax EPS Variance Analysis
(In millions, except per share amounts)
1Q 2013 Net Income - GAAP	$210

1Q 2013 Basic EPS (avg. shares outstanding 418M)	$0.50
Special Items - 2013	0.02
1Q 2013 Basic EPS - Operating (Non-GAAP) Earnings	$0.52
Distribution Deliveries	0.09
WV Asset Transfer	0.01
O&M Expenses	(0.06)
Depreciation	(0.02)
Interest Expense	(0.01)
1Q 2014 Basic EPS - Operating (Non-GAAP) Earnings	$0.53
Special Items - 2014	(0.02)
1Q 2014 Basic EPS (avg. shares outstanding 419M)	$0.51

1Q 2014 Net Income - GAAP	$214

1Q 2014 vs 1Q 2013 Earnings Drivers, Excluding Special Items

•
Distribution Deliveries - Total distribution deliveries increased earnings by $0.09 per share, primarily resulting from colder temperatures and higher Ohio Delivery Capital Recovery rider rates. Heating-degree-days were 17% above the same period last year, and 19% above normal. Total electric distribution deliveries increased 2.3 million MWH, or 6%. Sales to residential customers increased 1.6 million MWH, or 11%, while sales to commercial customers increased 579,000 MWH, or 6%. Sales to industrial customers increased 77,000 MWH, or 1%. Higher rates associated with the Ohio Delivery Capital Recovery rider contributed $0.02 per share.

•	WV Asset Transfer(1) - The Harrison/Pleasants asset transfer increased earnings by $0.01 per share.

•
O&M Expenses - Higher O&M expenses decreased earnings by $0.06 per share, primarily due to increased operation and maintenance activities and non-deferred storm-related restoration expenses associated with winter storm Nika during the first quarter of 2014.**

•	Depreciation - Higher depreciation expense reduced earnings by $0.02 per share, due to a higher asset base. **

(1) WV asset transfer includes the impact of retail generation revenues, which include a return of and return on plant costs, fuel and purchased power expenses, net transmission expenses, O&M, depreciation/amortization, general taxes, and interest expense resulting from the WV asset transfer that occurred in October 2013.

**Excludes the impact of the WV asset transfer, which is discussed in its own category above.

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Consolidated Report to the Financial Community - 1st Quarter 2014                    3

•	Interest Expense - Higher interest expense decreased earnings by $0.01 per share, primarily due to a debt issuance at Jersey Central Power & Light Company in August 2013.**

Regulated Transmission

Regulated Transmission - GAAP earnings and Operating (non-GAAP) earnings were $51 million ($0.12 per basic share) for the first quarter of 2014 and 2013.
	After-Tax EPS Variance Analysis
	(In millions, except per share amounts)
	1Q 2013 Net Income - GAAP	$51

	1Q 2013 Basic EPS (avg. shares outstanding 418M)	$0.12
	Special Items - 2013	—
	1Q 2013 Basic EPS - Operating (Non-GAAP) Earnings	$0.12
	Transmission Revenues	0.02
	O&M Expenses	(0.01)
	General Taxes	(0.01)
	1Q 2014 Basic EPS - Operating (Non-GAAP) Earnings	$0.12
	Special Items - 2014	—
	1Q 2014 Basic EPS (avg. shares outstanding 419M)	$0.12

	1Q 2014 Net Income - GAAP	$51

1Q 2014 vs 1Q 2013 Earnings Drivers, Excluding Special Items

•
Transmission Revenues - Higher transmission revenues increased earnings by $0.02 per share, primarily due to revenue requirement increases at American Transmission Systems, Incorporated (ATSI) and Trans-Allegheny Interstate Line Company (TrAILCo) associated with their annual rate filings effective June 2013.

•	O&M Expenses - Increased O&M expenses decreased earnings by $0.01 per share, primarily due to a greater focus on maintenance activities during the quarter.

•	General Taxes - Higher general taxes decreased earnings by $0.01 per share, primarily due to higher property taxes.

**Excludes the impact of the WV asset transfer, which is discussed in its own category above.

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Consolidated Report to the Financial Community - 1st Quarter 2014                    4

Competitive Energy Services

Competitive Energy Services (CES) - GAAP losses for the first quarter of 2014 were $38 million, or ($0.09) per basic share, compared with a first quarter 2013 loss of $38 million, or ($0.09) per basic share. Operating (non-GAAP) losses, excluding special items, were ($0.22) per basic share for the first quarter of 2014, compared with first quarter 2013 Operating (non-GAAP) earnings of $0.18 per basic share.

After-Tax EPS Variance Analysis
(In millions, except per share amounts)
1Q 2013 Net Loss - GAAP	$(38)

1Q 2013 Basic EPS (avg. shares outstanding 418M)	$(0.09)
Special Items - 2013	0.27
1Q 2013 Basic EPS - Operating (Non-GAAP) Earnings	$0.18
CES Commodity Margin	(0.45)
West Virginia (WV) Asset Transfer / Deactivated Units	0.04
O&M Expenses	(0.01)
Interest Expense	0.01
Other	0.01
1Q 2014 Basic EPS - Operating (Non-GAAP) Losses	$(0.22)
Special Items - 2014	0.13
1Q 2014 Basic EPS (avg. shares outstanding 419M)	$(0.09)

1Q 2014 Net Loss - GAAP	$(38)

1Q 2014 vs 1Q 2013 Earnings Drivers, Excluding Special Items
CES commodity margin decreased earnings by $0.45 per share as summarized below:

•	$0.23 per share decrease primarily associated with higher purchased power resulting from planned outages and the timing of unplanned outages and derates,

•	$0.10 per share decrease associated with the net cost to serve additional unhedged retail load as a result of increased customer demand primarily due to extreme weather conditions,

•	$0.07 per share decrease resulting primarily from higher capacity expense driven by higher capacity prices,

•	$0.05 per share decrease resulting from higher PJM ancillary service charges for transmission system reliability, partially offset by "pass-through" revenues to commercial and industrial customers.

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Consolidated Report to the Financial Community - 1st Quarter 2014                    5

A summary by key component of commodity margin is as follows;

Commodity Margin EPS - 1Q14 vs 1Q13	Rate	Volume	Total
(a) Contract Sales
- Direct Sales (LCI & MCI)	$0.02	$(0.06)	$(0.04)
- Governmental Aggregation Sales	0.01	0.03	0.04
- Mass Market Sales	—	0.03	0.03
- POLR Sales	0.03	0.03	0.06
- Structured Sales	(0.10)	0.06	(0.04)
Subtotal - Contract Sales	$(0.04)	$0.09	$0.05
(b) Wholesale Sales	(0.01)	(0.01)	(0.02)
(c) PJM Capacity, FRR Auction Revenues	0.02	—	0.02
(d) Fuel Expense	(0.02)	(0.01)	(0.03)
(e) Purchased Power (net of financials)	(0.21)	(0.14)	(0.35)
(f) Capacity Expense	(0.06)	(0.01)	(0.07)
(g) Net MISO - PJM Transmission Cost	(0.09)	(0.01)	(0.10)
(h) Pass-through Transmission Revenues	0.05	—	0.05
Net Decrease	$(0.36)	$(0.09)	$(0.45)

(a)
Contract Sales - CES' contract sales increased 1.3 million MWH, or 5%. As of March 31, 2014, the total number of retail customers remained at 2.7 million, comparable to the number of retail customers since March 31, 2013.

•	Structured sales increased 982,000 MWH, or 42%, due to increased municipal, cooperative, and bilateral sales, offset by reduced gains on various structured financial sales.

•	Governmental aggregation sales increased 383,000 MWH, or 7%, primarily due to increased weather-related usage.

•	POLR generation sales increased 373,000 MWH, or 8% , primarily driven by increased weather-related usage.

•	Mass market sales increased 346,000 MWH, or 19%, primarily in Pennsylvania and Ohio, resulting from the acquisition of new customers and increased weather-related usage.

•	Direct sales to large and medium commercial / industrial customers decreased 773,000 MWH, or 6%, which reflects CES' more conservative retail sales strategy in light of current market conditions.

CES Contract Sales - 1Q14 vs 1Q13
(thousand MWH)	Retail			Non-Retail
	Direct	Aggr.	Mass Market	POLR	Structured	Total
Contract Sales Increase / (Decrease)	(773)	383	346	373	982	1,311

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Consolidated Report to the Financial Community - 1st Quarter 2014                    6

(b) Wholesale Sales - Wholesale sales decreased 224,000 MWH. The decrease in wholesale sales was due to increased contract sales and lower generation output, primarily resulting from the nuclear outages at Davis-Besse and Beaver Valley Unit 1.
(c) PJM Capacity Revenues (Base Residual (BR) and Fixed Resource Requirement (FRR) Auctions) - Higher capacity revenues increased earnings, primarily resulting from higher capacity prices.***

Planning Period	RTO	ATSI	ATSI	MAAC
Price Per Megawatt-Day	BR	FRR	BR	BR
June 2012 - May 2013	$16.46	$20.46	N/A	$133.37
June 2013 - May 2014	$27.73	N/A	$27.73	$226.15

(d)
Fuel Expense - On-going fossil generation output increased by 638,000 MWH, primarily due to higher peaking unit and economic dispatch generation, partially offset by unplanned outages. Nuclear generation output decreased 1.1 million MWH, primarily due to a refueling outage and steam generator replacement at Davis-Besse (58 days during the first quarter of 2014) and an unplanned outage at Beaver Valley Unit 1 to replace a transformer (23 days during the first quarter of 2014). ***

(e) Purchased Power - Power purchases increased 1.8 million MWH, as a result of increased contract sales (1.3 million MWH) and lower generation from on-going units (457,000 MWH) as discussed above. Extreme weather and market conditions in January 2014 led to higher on-peak prices that resulted in an unfavorable rate variance, partially offset by gains on financially settled contracts.***
(f) Capacity Expense - Higher capacity prices, primarily in the MAAC zone as noted above, decreased earnings.
(g) Net MISO-PJM Transmission Cost - Higher transmission costs decreased earnings, primarily due to higher PJM ancillary charges as a result of extreme weather and market conditions in January 2014.
(h) Pass-through Transmission Revenues - Under existing FES sales contracts, certain transmission costs associated with incurred PJM ancillary charges are considered a "pass-through" event. Pass-through revenues associated with commercial and industrial customers were recognized in the first quarter of 2014 and partially offset the higher PJM transmission costs.

*** Excludes the impact of the WV asset transfer and plant deactivations, which is discussed in its own category above.

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Consolidated Report to the Financial Community - 1st Quarter 2014                    7

•
WV Asset Transfer / Plant Deactivations(2) - The impact of the Harrison/Pleasant asset transfer and plant deactivations in 2013 increased earnings by $0.04 per share, primarily driven by lower O&M expenses ($0.05 per share), depreciation expense ($0.03 per share), general taxes ($0.01 per share) and interest expense ($0.03 per share) as a result of utilizing cash proceeds to repurchase or redeem debt. Partially offsetting the benefit of lower expenses was higher net costs ($0.08 per share) of replacing approximately 4.4 million MWH of generation associated with transferred or deactivated units.

•	O&M Expenses - Higher CES O&M expenses decreased earnings by $0.01 per share, primarily as a result of increased nuclear outages described above.***

•	Interest Expense - Lower interest expense increased earnings by $0.01 per share, primarily due to debt repurchases in March 2013.***

(2) WV asset transfer and plant deactivations include the impact of capacity revenue, fuel, O&M, depreciation/amortization, general taxes, and interest expense resulting from the WV asset transfer and plant deactivations that occurred in 2013, partially offset by the purchased power to replace that generation.

*** Excludes the impact of the net asset transfer and plant deactivations, which is discussed in its own category above.

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Consolidated Report to the Financial Community - 1st Quarter 2014                    8

Corporate / Other

Corporate / Other - GAAP losses and Operating (non-GAAP) losses were $19 million, or ($0.04) per basic share for the first quarter of 2014, compared with first quarter 2013 of $27 million, or ($0.06) per basic share.

After-Tax EPS Variance Analysis
(In millions, except per share amounts)
1Q 2013 Net Loss - GAAP	$(27)

1Q 2013 Basic EPS (avg. shares outstanding 418M)	$(0.06)
Special Items - 2013	—
1Q 2013 Basic EPS - Operating (Non-GAAP) Losses	$(0.06)
Interest Expense	(0.02)
Effective Income Tax Rate	0.03
Other	0.01
1Q 2014 Basic EPS - Operating (Non-GAAP) Losses	$(0.04)
Special Items - 2014	—
1Q 2014 Basic EPS (avg. shares outstanding 419M)	$(0.04)

1Q 2014 Net Loss - GAAP	$(19)

1Q 2014 vs 1Q 2013 Earnings Drivers, Excluding Special Items

•	Interest Expense - Higher interest expense resulting from the issuance of $1.5 billion of debt at the parent company in March of 2013 decreased earnings by $0.02 per share.

•
Effective Income Tax Rate - A lower effective income tax rate increased earnings by $0.03 per share, primarily resulting from higher state flow-through income tax benefits, changes in state allocation factors, and the elimination of certain future tax liabilities associated with basis differences. The consolidated effective income tax rate was 30.8% in the first quarter of 2014 compared to 37.1% in the first quarter of 2013.

For additional information, please contact:

Irene M. Prezelj	Meghan G. Beringer	Rey Y. Jimenez
Vice President, Investor Relations	Director, Investor Relations	Manager, Investor Relations
(330) 384-3859	(330) 384-5832	(330) 761-4239

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Consolidated Report to the Financial Community - 1st Quarter 2014                    9

FirstEnergy Corp.
Consolidated Statements of Income (GAAP)
(In millions, except per share amounts)

		Three Months Ended March 31
		2014	2013	Change
	Revenues
(1)	Regulated distribution	$2,552	$2,212	$340
(2)	Regulated transmission	187	176	11
(3)	Competitive energy services	1,771	1,630	141
(4)	Other and reconciling adjustments	(321)	(295)	(26)
(5)	Total Revenues	4,189	3,723	466

	Expenses
(6)	Fuel	617	630	(13)
(7)	Purchased power	1,455	946	509
(8)	Other operating expenses	1,182	882	300
(9)	Provision for depreciation	294	293	1
(10)	Amortization (deferral) of regulatory assets, net	(28)	59	(87)
(11)	General taxes	271	265	6
(12)	Total Expenses	3,791	3,075	716
(13)	Operating Income	398	648	(250)

	Other Income (Expense)
(14)	Loss on debt redemptions	(7)	(117)	110
(15)	Investment income	22	18	4
(16)	Interest expense	(265)	(258)	(7)
(17)	Capitalized interest	22	15	7
(18)	Total Other Expense	(228)	(342)	114

(19)	Income From Continuing Operations Before Income Taxes	170	306	(136)
(20)	Income taxes	48	114	(66)
(21)	Income From Continuing Operations	122	192	(70)
(22)	Discontinued operations (net of income taxes)	86	4	82
(23)	Net Income	$208	$196	$12

(24)	Earnings Per Share of Common Stock
(25)	Basic - Continuing Operations	$0.29	$0.46	$(0.17)
(26)	Basic - Discontinued Operations	0.21	0.01	0.20
(27)	Basic - Earnings Available to FirstEnergy Corp.	$0.50	$0.47	$0.03

(28)	Diluted - Continuing Operations	$0.29	$0.46	$(0.17)
(29)	Diluted - Discontinued Operations	0.20	0.01	0.19
(30)	Diluted - Earnings Available to FirstEnergy Corp.	$0.49	$0.47	$0.02

(31)	Weighted Average Number of
(32)	Common Shares Outstanding
(33)	Basic	419	418	1
(34)	Diluted	420	419	1

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Consolidated Report to the Financial Community - 1st Quarter 2014                    10

FirstEnergy Corp.
Statements of Income (Loss) - By Segment (GAAP)
(In millions)

		Three Months Ended March 31, 2014

				Competitive	Other &
		Regulated	Regulated	Energy	Reconciling	FirstEnergy
		Distribution (a)	Transmission (b)	Services (c)	Adjustments (d)	Consolidated
	Revenues
(1)	Electric sales	$2,501	$187	$1,474	$(56)	$4,106
(2)	Other	51	—	48	(16)	83
(3)	Internal	—	—	249	(249)	—
(4)	Total Revenues	2,552	187	1,771	(321)	4,189

	Expenses
(5)	Fuel	153	—	464	—	617
(6)	Purchased power	981	—	723	(249)	1,455
(7)	Other operating expenses	627	34	609	(88)	1,182
(8)	Provision for depreciation	162	30	91	11	294
(9)	Amortization (deferral) of regulatory assets, net	(31)	3	—	—	(28)
(10)	General taxes	187	17	54	13	271
(11)	Total Expenses	2,079	84	1,941	(313)	3,791
(12)	Operating Income (loss)	473	103	(170)	(8)	398

	Other Income (Expense)
(13)	Loss on debt redemptions	—	—	(7)	—	(7)
(14)	Investment income	15	—	14	(7)	22
(15)	Interest expense	(151)	(25)	(46)	(43)	(265)
(16)	Capitalized interest	2	3	12	5	22
(17)	Total Other Expense	(134)	(22)	(27)	(45)	(228)

(18)	Income (Loss) From Continuing Operations Before Income Taxes	339	81	(197)	(53)	170
(19)	Income taxes (benefits)	125	30	(73)	(34)	48
(20)	Income (Loss) From Continuing Operations	214	51	(124)	(19)	122
(21)	Discontinued operations (net of income taxes), including gain on asset sale	—	—	86	—	86
(22)	Net Income (loss)	$214	$51	$(38)	$(19)	$208

(a)
Revenues are primarily derived from the delivery of electricity within FirstEnergy Corp.'s (FirstEnergy) service areas, cost recovery of regulatory assets and the sale of electric generation service to retail customers who have not selected an alternative supplier (POLR or default service). Its results reflect the commodity costs of securing electric generation from affiliated and non-affiliated power suppliers and the deferral and amortization of certain fuel costs, which are recovered through rates billed to customers pursuant to each company's commission approved POLR and default service program. These revenues and expenses and other revenues and other expenses that are subject to recovery through regulated rates do not typically impact earnings and are excluded from "earnings drivers" in this Consolidated report.

(b)
Revenues are derived from rates charged to load serving entities and other transmission users that recover costs and provide a return on transmission capital investment owned and operated by certain of FirstEnergy's utilities and transmission companies. Its results reflect the net transmission expenses related to the delivery of the respective generation loads.

(c)
Revenues are primarily derived from supplying electric power to end-use customers through retail and wholesale arrangements, including competitive retail sales to customers primarily in Ohio, Pennsylvania, Illinois, Maryland, Michigan and New Jersey, and the provision of partial POLR and default service for affiliated and non-affiliated utilities in Ohio, Pennsylvania and Maryland. Certain revenues have related expenses including capacity expenses, fuel expense, purchased power and transmission expenses. These revenues and expenses may be combined and referred to as "Commodity Margin" to get an accurate view of the segment's earnings drivers.

(d)	Consists primarily of interest expense related to holding company debt, corporate support services revenues and expenses, income taxes and elimination of intersegment transactions.

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Consolidated Report to the Financial Community - 1st Quarter 2014                    11

FirstEnergy Corp.
Statements of Income (Loss) - By Segment (GAAP)
(In millions)

		Three Months Ended March 31, 2013

				Competitive	Other &
		Regulated	Regulated	Energy	Reconciling	FirstEnergy
		Distribution (a)	Transmission (b)	Services (c)	Adjustments (d)	Consolidated
	Revenues
(1)	Electric sales	$2,155	$176	$1,372	$(44)	$3,659
(2)	Other	57	—	42	(35)	64
(3)	Internal	—	—	216	(216)	—
(4)	Total Revenues	2,212	176	1,630	(295)	3,723

	Expenses
(5)	Fuel	87	—	543	—	630
(6)	Purchased power	875	—	287	(216)	946
(7)	Other operating expenses	415	30	526	(89)	882
(8)	Provision for depreciation	144	28	110	11	293
(9)	Amortization of regulatory assets, net	58	1	—	—	59
(10)	General taxes	182	12	60	11	265
(11)	Total Expenses	1,761	71	1,526	(283)	3,075
(12)	Operating Income	451	105	104	(12)	648

	Other Income (Expense)
(13)	Loss on debt redemptions	—	—	(117)	—	(117)
(14)	Investment income	18	—	10	(10)	18
(15)	Interest expense	(135)	(23)	(73)	(27)	(258)
(16)	Capitalized interest	2	—	10	3	15
(17)	Total Other Expense	(115)	(23)	(170)	(34)	(342)

(18)	Income From Continuing Operations Before Income Taxes	336	82	(66)	(46)	306
(19)	Income taxes (benefits)	126	31	(24)	(19)	114
(20)	Income (Loss) From Continuing Operations	210	51	(42)	(27)	192
(21)	Discontinued operations (net of income taxes)	—	—	4	—	4
(22)	Net Income (loss)	$210	$51	$(38)	$(27)	$196

(a)
Revenues are primarily derived from the delivery of electricity within FirstEnergy's service areas, cost recovery of regulatory assets and the sale of electric generation service to retail customers who have not selected an alternative supplier (POLR or default service). Its results reflect the commodity costs of securing electric generation from affiliated and non-affiliated power suppliers and the deferral and amortization of certain fuel costs, which are recovered through rates billed to customers pursuant to each company's commission approved POLR and default service program. These revenues and expenses and other revenues and other expenses that are subject to recovery through regulated rates do not typically impact earnings and are excluded from "earnings drivers" in this Consolidated report.

(b)
Revenues are derived from rates charged to load serving entities and other transmission users that recover costs and provide a return on transmission capital investment owned and operated by certain of FirstEnergy's utilities and transmission companies. Its results reflect the net transmission expenses related to the delivery of the respective generation loads.

(c)
Revenues are primarily derived from supplying electric power to end-use customers through retail and wholesale arrangements, including competitive retail sales to customers primarily in Ohio, Pennsylvania, Illinois, Maryland, Michigan and New Jersey, and the provision of partial POLR and default service for affiliated and non-affiliated utilities in Ohio, Pennsylvania and Maryland. Certain revenues have related expenses including capacity expenses, fuel expense, purchased power and transmission expenses. These revenues and expenses may be combined and referred to as "Commodity Margin" to get an accurate view of the segment's earnings drivers.

(d)	Consists primarily of interest expense related to holding company debt, corporate support services revenues and expenses, income taxes and elimination of intersegment transactions.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 1st Quarter 2014                    12

FirstEnergy Corp.
Statements of Income (Loss) - By Segment (GAAP)
(In millions)

		Three Months Ended March 31, 2014 vs. Three Months Ended March 31, 2013

				Competitive	Other &
		Regulated	Regulated	Energy	Reconciling	FirstEnergy
		Distribution (a)	Transmission (b)	Services (c)	Adjustments (d)	Consolidated
	Revenues
(1)	Electric sales	$346	$11	$102	$(12)	$447
(2)	Other	(6)	—	6	19	19
(3)	Internal revenues	—	—	33	(33)	—
(4)	Total Revenues	340	11	141	(26)	466

	Expenses
(5)	Fuel	66	—	(79)	—	(13)
(6)	Purchased power	106	—	436	(33)	509
(7)	Other operating expenses	212	4	83	1	300
(8)	Provision for depreciation	18	2	(19)	—	1
(9)	Amortization (deferral) of regulatory assets, net	(89)	2	—	—	(87)
(10)	General taxes	5	5	(6)	2	6
(11)	Total Expenses	318	13	415	(30)	716
(12)	Operating Income (Loss)	22	(2)	(274)	4	(250)

	Other Income (Expense)
(13)	Loss on debt redemptions	—	—	110	—	110
(14)	Investment income	(3)	—	4	3	4
(15)	Interest expense	(16)	(2)	27	(16)	(7)
(16)	Capitalized interest	—	3	2	2	7
(17)	Total Other Expense	(19)	1	143	(11)	114

(18)	Income (Loss) From Continuing Operations Before Income Taxes	3	(1)	(131)	(7)	(136)
(19)	Income taxes (benefits)	(1)	(1)	(49)	(15)	(66)
(20)	Income (Loss) From Continuing Operations	4	—	(82)	8	(70)
(21)	Discontinued operations (net of income tax benefits)	—	—	82	—	82
(22)	Net Income (Loss)	$4	$—	$—	$8	$12

(a)
Revenues are primarily derived from the delivery of electricity within FirstEnergy's service areas, cost recovery of regulatory assets and the sale of electric generation service to retail customers who have not selected an alternative supplier (POLR or default service). Its results reflect the commodity costs of securing electric generation from affiliated and non-affiliated power suppliers and the deferral and amortization of certain fuel costs, which are recovered through rates billed to customers pursuant to each company's commission approved POLR and default service program. These revenues and expenses and other revenues and other expenses that are subject to recovery through regulated rates do not typically impact earnings and are excluded from "earnings drivers" in this Consolidated report.

(b)
Revenues are derived from rates charged to load serving entities and other transmission users that recover costs and provide a return on transmission capital investment owned and operated by certain of FirstEnergy's utilities and transmission companies. Its results reflect the net transmission expenses related to the delivery of the respective generation loads.

(c)
Revenues are primarily derived from supplying electric power to end-use customers through retail and wholesale arrangements, including competitive retail sales to customers primarily in Ohio, Pennsylvania, Illinois, Maryland, Michigan and New Jersey, and the provision of partial POLR and default service for affiliated and non-affiliated utilities in Ohio, Pennsylvania and Maryland. Certain revenues have related expenses including capacity expenses, fuel expense, purchased power and transmission expenses. These revenues and expenses may be combined and referred to as "Commodity Margin" to get an accurate view of the segment's earnings drivers.

(d)	Consists primarily of interest expense related to holding company debt, corporate support services revenues and expenses, income taxes and elimination of intersegment transactions.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 1st Quarter 2014                    13

FirstEnergy Corp.
Financial Information
(In millions)

Condensed Consolidated Balance Sheets (GAAP)

	As of	As of
Assets	Mar. 31, 2014	Dec. 31, 2013
Current Assets:
Cash and cash equivalents	$109	$218
Receivables	2,087	1,918
Other	2,381	1,877
Total Current Assets	4,577	4,013

Property, Plant and Equipment	33,888	33,252
Investments	3,161	3,104
Assets Held for Sale	—	235
Deferred Charges and Other Assets	9,602	9,820
Total Assets	$51,228	$50,424

Liabilities and Capitalization
Current Liabilities:
Currently payable long-term debt	$1,416	$1,415
Short-term borrowings	3,085	3,404
Accounts payable	1,455	1,250
Other	1,781	1,568
Total Current Liabilities	7,737	7,637

Capitalization:
Total equity	12,605	12,695
Long-term debt and other long-term obligations	16,804	15,831
Total Capitalization	29,409	28,526
Noncurrent Liabilities	14,082	14,261
Total Liabilities and Capitalization	$51,228	$50,424

General Information
	Three Months Ended March 31
	2014	2013
Debt redemptions	$(489)	$(846)
New long-term debt issues	$1,467	$1,800
Short-term borrowings increase (decrease)	$(319)	$181
Property additions	$821	$826

Debt to Total Capitalization Ratio as Defined Under the FE Credit Facility
	As of March 31		As of December 31
	2014	% Total	2013	% Total
Total Equity (GAAP)	$12,605	37%	$12,695	37%
Non-cash Charges / Non-cash Write Downs*	1,413	4%	1,413	4%
Accumulated Other Comprehensive Income	(271)	(1)%	(284)	(1)%
Adjusted Equity (Non-GAAP)**	13,747	40%	13,824	40%

Long-term Debt and Other Long-term Obligations (GAAP)	16,804	49%	15,831	46%
Currently Payable Long-term Debt (GAAP)	1,416	4%	1,415	4%
Short-term Borrowings (GAAP)	3,085	9%	3,404	10%
Reimbursement Obligations	7	—%	7	—%
Guarantees of Indebtedness	533	1%	846	3%
Less Securitization Debt	(1,078)	(3)%	(1,123)	(3)%
Adjusted Debt (Non-GAAP)**	20,767	60%	20,380	60%

Adjusted Capitalization (Non-GAAP)**	$34,514	100%	$34,204	100%

*Includes after-tax non-cash charges and non-cash write downs, primarily associated with pension and OPEB mark-to-market adjustments, impairment of long-lived assets and regulatory asset charges, as required by the FE Credit Facility, as amended through March 31, 2014.

**Management uses Adjusted Equity, Adjusted Debt, and Adjusted Capitalization, each of which is a non-GAAP financial measure, to calculate and monitor its compliance with the debt to total capitalization financial covenant under the FE Credit Facility. These financial measures, as calculated in accordance with the FE Credit Facility, help shareholders understand compliance and provide a basis for understanding FE Corp.'s incremental debt capacity under the debt to total capitalization financial covenant. The financial covenant requires FE Corp. to maintain a consolidated debt to total capitalization ratio of no more than 65%, measured at the end of each fiscal quarter.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 1st Quarter 2014                    14

FirstEnergy Corp.
Statements of Cash Flows and Liquidity
(In millions)

Condensed Consolidated Statements of Cash Flows (GAAP)
	Three Months Ended
	March 31
	2014	2013
Cash flows from operating activities
Net income	$208	$196
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and (deferral) / amortization of regulatory assets, net	266	352
Nuclear fuel amortization	48	53
Deferred purchased power and other costs	(34)	(25)
Deferred income taxes and investment tax credits, net	181	134
Deferred rents and lease market valuation liability	33	37
Retirement benefits	(20)	(64)
Commodity derivative transactions, net	(17)	4
Loss on debt redemptions	7	117
Income from discontinued operations	(86)	(4)
Changes in current assets, current liabilities and other	(678)	(750)
Cash flows provided from (used for) operating activities	(92)	50
Cash flows provided from financing activities	498	772
Cash flows used for investing activities	(515)	(927)
Net change in cash and cash equivalents	$(109)	$(105)

Liquidity position as of April 30, 2014

Company	Type	Maturity	Amount	Available
FirstEnergy(1)	Revolving	March 2019	$3,500	$1,629
FirstEnergy Solutions Corp. (FES) / Allegheny Energy Supply Company, LLC (AE Supply)	Revolving	March 2019	1,500	1,031
FirstEnergy Transmission, LLC (FET)(2)	Revolving	March 2019	1,000	250
(1) FirstEnergy Corp. and FEU subsidiary borrowers		Subtotal:	$6,000	$2,910
(2) Includes FET, ATSI, and TrAILCo		Cash:	—	74
		Total:	$6,000	$2,984

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 1st Quarter 2014                    15

FirstEnergy Corp.
Statistical Summary

Electric Distribution Deliveries		Three Months Ended March 31
(MWH in thousand)		2014	2013	Change

Ohio	- Residential	5,226	4,616	13.2%
	- Commercial	3,911	3,748	4.3%
	- Industrial	5,258	5,147	2.2%
	- Other	82	84	-2.4%
	Total Ohio	14,477	13,595	6.5%
Pennsylvania	- Residential	5,863	5,460	7.4%
	- Commercial	3,317	3,136	5.8%
	- Industrial	5,132	5,114	0.4%
	- Other	30	31	-3.2%
	Total Pennsylvania	14,342	13,741	4.4%
New Jersey	- Residential	2,424	2,253	7.6%
	- Commercial	2,297	2,156	6.5%
	- Industrial	581	600	-3.2%
	- Other	21	21	0.0%
	Total New Jersey	5,323	5,030	5.8%
Maryland	- Residential	1,106	990	11.7%
	- Commercial	530	518	2.3%
	- Industrial	350	389	-10.0%
	- Other	4	4	0.0%
	Total Maryland	1,990	1,901	4.7%
West Virginia	- Residential	1,951	1,637	19.2%
	- Commercial	973	891	9.2%
	- Industrial	1,379	1,373	0.4%
	- Other	7	7	0.0%
	Total West Virginia	4,310	3,908	10.3%
Total Residential		16,570	14,956	10.8%
Total Commercial		11,028	10,449	5.5%
Total Industrial		12,700	12,623	0.6%
Total Other		144	147	-2.0%

Total Distribution Deliveries		40,442	38,175	5.9%

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 1st Quarter 2014                    16

FirstEnergy Corp.
Statistical Summary

Weather	Three Months Ended March 31
	2014	2013	Normal
Composite Heating-Degree-Days	3,310	2,841	2,773
Composite Cooling-Degree-Days	—	—	2

Shopping Statistics (Based on MWH)	Three Months Ended March 31
	2014	2013

OE	78%	77%
Penn	65%	63%
CEI	85%	85%
TE	77%	75%
JCP&L	53%	52%
Met-Ed	66%	62%
Penelec	69%	68%
PE(1)	41%	43%
WP	61%	60%
(1) Represents Maryland only.

Competitive Operating Statistics	Three Months Ended March 31
	2014	2013
Ongoing Generation Capacity Factors:
Nuclear	78%	92%
Fossil - Baseload	84%	80%
Fossil - Load Following	67%	61%

Ongoing Generation Fuel Rate:
Nuclear	$8.31	$7.76
Fossil	$29	$28
Total Fleet	$21	$19

Ongoing Generation Output Mix:
Nuclear	41%	46%
Fossil - Baseload	40%	37%
Fossil - Load Following	10%	9%
Peaking/CT/Hydro	9%	8%

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 1st Quarter 2014                    17

FirstEnergy Corp.
Competitive Energy Services - Sources & Uses
Statistical Summary

Competitive Energy Services - Sources and Uses (MWH in thousands)

	Three Months Ended March 31
Contract Sales	2014	2013	Change
POLR
- OH	1,358	1,276	82
- PA	2,625	2,299	326
- MD	844	879	(35)
Total POLR	4,827	4,454	373

Structured Sales
- Bilaterals	1,964	1,389	575
- Muni/Co-op	1,381	974	407
Total Structured Sales	3,345	2,363	982

Direct - LCI
- OH	6,730	7,260	(530)
- PA	3,221	3,703	(482)
- NJ	337	201	136
- MI	756	710	46
- IL	607	564	43
- MD	182	188	(6)
Total Direct - LCI	11,833	12,626	(793)

Direct - MCI
- OH	568	600	(32)
- PA	385	347	38
- IL	52	41	11
- MD	1	—	1
- NJ	2	—	2
Total Direct - MCI	1,008	988	20

Aggregation
- OH	4,337	4,226	111
- IL	1,432	1,160	272
Total Aggregation	5,769	5,386	383
Mass Market
- OH	593	533	60
- PA	1,445	1,184	261
- IL	41	19	22
- MD	47	44	3
Total Mass Market	2,126	1,780	346

Total Contract Sales	28,908	27,597	1,311

Wholesale Sales
- Spot	11	235	(224)
Total Wholesale Sales	11	235	(224)

Purchased Power
- Bilaterals	706	598	108
- Spot	10,327	4,175	6,152
Total Purchased Power	11,033	4,773	6,260

Generation Output
- Ongoing Fossil	9,805	9,167	638
- Nuclear	6,827	7,922	(1,095)
Total Ongoing Generation Output	16,632	17,089	(457)
- WV Asset Transfer*/Deactivated Units	2,349	6,767	(4,418)
- RMR	429	484	(55)
Total Generation Output	19,410	24,340	(4,930)

*In the first quarter of 2014, includes 100% ownership of the Pleasants plant; in the first quarter of 2013, includes approximately 92% and 80% ownership of the Pleasants plant and Harrison plant, respectively

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 1st Quarter 2014                    18

FirstEnergy Corp.
Consolidated
GAAP to Non-GAAP Reconciliation
(In millions)

		Three Months Ended March 31, 2014				Three Months Ended March 31, 2013

		GAAP	Special Items		Operating -Non-GAAP	GAAP	Special Items		Operating -Non-GAAP
(1)	Revenues	$4,189	$1	(a)	$4,190	$3,723	$9	(a,c)	$3,732

	Expenses
(2)	Fuel	617	(34)	(b,c)	583	630	(19)	(b,c,g)	611
(3)	Purchased power	1,455	—		1,455	946	(1)	(a)	945
(4)	Other operating expenses	1,182	(3)	(a,b,c,d)	1,179	882	(30)	(a,b,c,d)	852
(5)	Provision for depreciation	294	—		294	293	—		293
(6)	Amortization (deferral) of regulatory assets, net	(28)	(1)	(a)	(29)	59	(1)	(a)	58
(7)	General taxes	271	(1)	(b)	270	265	(2)	(b)	263
(8)	Total Expenses	3,791	(39)		3,752	3,075	(53)		3,022
(9)	Operating Income	398	40		438	648	62		710

	Other Income (Expense)
(10)	Loss on debt redemption	(7)	7	(h)	—	(117)	117	(h)	—
(11)	Investment income	22	4	(e,f)	26	18	12	(e,f)	30
(12)	Interest expense	(265)	—		(265)	(258)	2	(h)	(256)
(13)	Capitalized interest	22	—		22	15	—		15
(14)	Total Other Expense	(228)	11		(217)	(342)	131		(211)

(15)	Income From Continuing Operations Before Income Taxes	170	51		221	306	193		499
(16)	Income taxes	48	19	(a - h)	67	114	72	(a - h)	186
(17)	Income From Continuing Operations	122	32		154	192	121		313
(18)	Discontinued operations (net of income taxes)	86	(78)	(e)	8	4	—		4
(19)	Net Income	$208	$(46)		$162	$196	$121		$317

The above GAAP to Non-GAAP reconciliation provides additional transparency to our disclosures by providing specific line items to which the special items are recorded. Management consistently utilizes these reconciliations to assist in its analysis of historical and ongoing performance. See page 24 for GAAP to Operating (non-GAAP) EPS reconciliation.

(a)
Regulatory charges: 2014 ($0.02 per share), $1 million included in Revenues; ($10) million included in "Other operating expenses"; ($1) million included in "Amortization of regulatory assets, net". 2013 ($0.04 per share), $1 million included in Revenues; ($1) million included in "Purchased power"; ($26) million included in "Other operating expenses"; ($1) million included in "Amortization of regulatory assets, net".

(b)
Plant deactivation costs: 2014 ($0.05 per share), ($23) million included in "Fuel"; ($11) million included in "Other operating expenses"; ($1) million included in "General taxes". 2013 ($0.01 per share), ($6) million included in "Fuel"; ($1) million included in "Other operating expenses"; ($2) million included in "General taxes".

(c)
Merger accounting - commodity contracts: 2014 ($0.02 per share), ($11) million included in "Fuel", $1 million included in "Other operating expenses". 2013 ($0.03 per share), $8 million included in "Revenues", ($12) million included in "Fuel", $1 million included in "Other operating expenses".

(d)	Mark-to-market adjustments: 2014 (($0.03) per share), $17 million included in "Other operating expenses". 2013 ($0.01 per share), ($4) million included in "Other operating expenses".
(e)
Impact of non-core asset sales/impairments: 2014 (($0.18) per share), $2 million included in "Investment income" and ($78) million included in "Discontinued operations (net of income taxes)". 2013 ($0.01 per share), $6 million included in "Investment income"

(f)	Trust securities impairment: 2014, $2 million included in "Investment income". 2013 ($0.01 per share), $6 million included in "Investment income"
(g)	Merger transaction / integration costs: 2013, ($1) million included in "Fuel".
(h)
Loss on debt redemptions: 2014 ($0.01 per share) $7 million included in "Loss on debt redemptions".   2013 ($0.18 per share) $117 million included in "Loss on debt redemptions" and $2 million included in "Interest Expense".

Per share amounts included above are based on the after tax effect of the above special items divided by the weighted average shares outstanding of 419 million shares in the first quarter of 2014 and 418 million shares in the first quarter of 2013.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 1st Quarter 2014                    19

FirstEnergy Corp.
Regulated Distribution
GAAP to Non-GAAP Reconciliation
(In millions)

		Three Months Ended March 31, 2014				Three Months Ended March 31, 2013

					Operating -				Operating -
		GAAP	Special Items		Non-GAAP	GAAP	Special Items		Non-GAAP
(1)	Revenues	$2,552	$1	(a)	$2,553	$2,212	$1	(a)	$2,213

	Expenses
(2)	Fuel	153	—		153	87	—		87
(3)	Purchased power	981	—		981	875	(1)	(a)	874
(4)	Other operating expenses	627	(10)	(a)	617	415	(9)	(a)	406
(5)	Provision for depreciation	162	—		162	144	—		144
(6)	Amortization (deferral) of regulatory assets, net	(31)	(1)	(a)	(32)	58	(1)	(a)	57
(7)	General taxes	187	—		187	182	(2)	(b)	180
(8)	Total Expenses	2,079	(11)		2,068	1,761	(13)		1,748
(9)	Operating Income	473	12		485	451	14		465

	Other Income (Expense)
(10)	Investment income	15	—		15	18	—		18
(11)	Interest expense	(151)	—		(151)	(135)	—		(135)
(12)	Capitalized interest	2	—		2	2	—		2
(13)	Total Other Expense	(134)	—		(134)	(115)	—		(115)

(14)	Income From Continuing Operations Before Income Taxes	339	12		351	336	14		350
(15)	Income taxes	125	4		129	126	5		131
(16)	Income From Continuing Operations	214	8		222	210	9		219
(17)	Discontinued operations (net of income taxes)	—	—		—	—	—		—
(18)	Net Income	$214	$8		$222	$210	$9		$219

The above GAAP to Non-GAAP reconciliation provides additional transparency to our disclosures by providing specific line items to which the special items are recorded. Management consistently utilizes these reconciliations to assist in its analysis of historical and ongoing performance. See page 24 for GAAP to Operating (non-GAAP) EPS reconciliation.

(a)
Regulatory charges: 2014 ($0.02 per share), $1 million included in Revenues; ($10) million included in "Other operating expenses"; ($1) million included in "Amortization of regulatory assets, net". 2013 ($0.02 per share), $1 million included in Revenues; ($1) million included in "Purchased power"; ($9) million included in "Other operating expenses"; ($1) million included in "Amortization of regulatory assets, net".

(b)	Plant Closing Costs: 2013 ($2) million included in "General taxes".

Per share amounts included above are based on the after tax effect of the above special items divided by the weighted average shares outstanding of 419 million shares in the first quarter of 2014 and 418 million shares in the first quarter of 2013.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 1st Quarter 2014                    20

FirstEnergy Corp.
Regulated Transmission
GAAP to Non-GAAP Reconciliation
(In millions)

		Three Months Ended March 31, 2014			Three Months Ended March 31, 2013

				Operating -			Operating -
		GAAP	Special Items	Non-GAAP	GAAP	Special Items	Non-GAAP
(1)	Revenues	$187	$—	$187	$176	$—	$176

	Expenses
(2)	Fuel	—	—	—	—	—	—
(3)	Purchased power	—	—	—	—	—	—
(4)	Other operating expenses	34	—	34	30	—	30
(5)	Provision for depreciation	30	—	30	28	—	28
(6)	Amortization of regulatory assets, net	3	—	3	1	—	1
(7)	General taxes	17	—	17	12	—	12
(8)	Total Expenses	84	—	84	71	—	71
(9)	Operating Income	103	—	103	105	—	105

	Other Income (Expense)
(10)	Interest expense	(25)	—	(25)	(23)	—	(23)
(11)	Capitalized interest	3	—	3	—	—	—
(12)	Total Other Expense	(22)	—	(22)	(23)	—	(23)

(13)	Income From Continuing Operations Before Income Taxes	81	—	81	82	—	82
(14)	Income taxes	30	—	30	31	—	31
(15)	Income From Continuing Operations	51	—	51	51	—	51
(16)	Discontinued operations (net of income taxes)	—	—	—	—	—	—
(17)	Net Income	$51	$—	$51	$51	$—	$51

The above GAAP to Non-GAAP reconciliation provides additional transparency to our disclosures by providing specific line items to which the special items are recorded. Management consistently utilizes these reconciliations to assist in its analysis of historical and ongoing performance. See page 24 for GAAP to Operating (non-GAAP) EPS reconciliation.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 1st Quarter 2014                    21

FirstEnergy Corp.
Competitive Energy Services
GAAP to Non-GAAP Reconciliation
(In millions)

		Three Months Ended March 31, 2014				Three Months Ended March 31, 2013

					Operating -				Operating -
		GAAP	Special Items		Non-GAAP	GAAP	Special Items		Non-GAAP
(1)	Revenues	$1,771	$—		$1,771	$1,630	$8	(g)	$1,638

	Expenses
(2)	Fuel	464	(34)	(b,c)	430	543	(19)	(b,c,g)	524
(3)	Purchased power	723	—		723	287	—		287
(4)	Other operating expenses	609	7	(a,b,c,d)	616	526	(21)	(a,b,c,d)	505
(5)	Provision for depreciation	91	—		91	110	—		110
(6)	General taxes	54	(1)	(b)	53	60	(1)	(b)	59
(7)	Total Expenses	1,941	(28)		1,913	1,526	(41)		1,485
(8)	Operating Income (Loss)	(170)	28		(142)	104	49		153

	Other Income (Expense)
(9)	Loss on debt redemption	(7)	7	(h)	—	(117)	117	(h)	—
(10)	Investment income	14	4	(b,e,f)	18	10	12	(e,f)	22
(11)	Interest expense	(46)	—		(46)	(73)	2	(h)	(71)
(12)	Capitalized interest	12	—		12	10	—		10
(13)	Total Other Expense	(27)	11		(16)	(170)	131		(39)

(14)	Income (Loss) From Continuing Operations Before Income Taxes	(197)	39		(158)	(66)	180		114
(15)	Income tax benefits	(73)	15	(a - h)	(58)	(24)	68	(a - h)	44
(16)	Income (Loss) From Continuing Operations	(124)	24		(100)	(42)	112		70
(17)	Discontinued operations (net of income taxes)	86	(78)	(e)	8	4	—		4
(18)	Net Income (Loss)	$(38)	$(54)		$(92)	$(38)	$112		$74

The above GAAP to Non-GAAP reconciliation provides additional transparency to our disclosures by providing specific line items to which the special items are recorded. Management consistently utilizes these reconciliations to assist in its analysis of historical and ongoing performance. See page 24 for GAAP to Operating (non-GAAP) EPS reconciliation.

(a)	Regulatory charges: 2013 ($0.02 per share), ($16) million included in "Other operating expenses".
(b)
Plant deactivation costs: 2014 ($0.05 per share), ($23) million included in "Fuel"; ($11) million included in "Other operating expenses"; ($1) million included in "General taxes" . 2013 ($0.01 per share), ($6) million included in "Fuel"; ($1) million included in "Other operating expenses"; ($1) million included in "General taxes".

(c)
Merger accounting - commodity contracts: 2014 ($0.02 per share), ($11) million included in "Fuel", $1 million included in "Other operating expenses". 2013 ($0.03 per share) $8 million included in "Revenues", ($12) million included in "Fuel", $1 million included in "Other operating expenses".

(d)	Mark-to-market adjustments: 2014 (($0.03) per share), $17 million included in "Other operating expenses". 2013 ($0.01 per share), ($4) million included in "Other operating expenses".
(e)
Impact of non-core asset sales/impairments: 2014 (($0.18) per share), $2 million included in "Investment income" and ($78) million included in "Discontinued operations (net of income taxes)". 2013 ($0.01 per share), $6 million included in "Investment income"

(f)	Trust securities impairment: 2014, $2 million included in "Investment income". 2013 ($0.01 per share), $6 million included in "Investment income"
(g)	Merger transaction / integration costs: 2013, ($1) million included in "Fuel".
(h)
Loss on debt redemptions: 2014 ($0.01 per share), $7 million included in "Loss on debt redemptions". 2013 ($0.18 per share), $117 million included in "Loss on debt redemptions" and $2 million included in "Interest Expense".

Per share amounts included above are based on the after tax effect of the above special items divided by the weighted average shares outstanding of 419 million shares in the first quarter of 2014 and 418 million shares in the first quarter of 2013.

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Consolidated Report to the Financial Community - 1st Quarter 2014                    22

FirstEnergy Corp.
Other and Reconciling Adjustments
GAAP to Non-GAAP Reconciliation
(In millions)

		Three Months Ended March 31, 2014			Three Months Ended March 31, 2013

				Operating -			Operating -
		GAAP	Special Items	Non-GAAP	GAAP	Special Items	Non-GAAP
(1)	Revenues	$(321)	$—	$(321)	$(295)	$—	$(295)

	Expenses
(2)	Fuel	—	—	—	—	—	—
(3)	Purchased power	(249)	—	(249)	(216)	—	(216)
(4)	Other operating expenses	(88)	—	(88)	(89)	—	(89)
(5)	Provision for depreciation	11	—	11	11	—	11
(6)	Amortization of regulatory assets, net	—	—	—	—	—	—
(7)	General taxes	13	—	13	11	—	11
(8)	Total Expenses	(313)	—	(313)	(283)	—	(283)
(9)	Operating Loss	(8)	—	(8)	(12)	—	(12)

	Other Income (Expense)
(10)	Investment loss	(7)	—	(7)	(10)	—	(10)
(11)	Interest expense	(43)	—	(43)	(27)	—	(27)
(12)	Capitalized interest	5	—	5	3	—	3
(13)	Total Other Expense	(45)	—	(45)	(34)	—	(34)

(14)	Loss From Continuing Operations Before Income Taxes	(53)	—	(53)	(46)	—	(46)
(15)	Income tax benefits	(34)	—	(34)	(19)	—	(19)
(16)	Loss From Continuing Operations	(19)	—	(19)	(27)	—	(27)
(17)	Discontinued operations (net of income taxes)	—	—	—	—		—
(18)	Net Loss	$(19)	$—	$(19)	$(27)	$—	$(27)

The above GAAP to Non-GAAP reconciliation provides additional transparency to our disclosures by providing specific line items to which the special items are recorded. Management consistently utilizes these reconciliations to assist in its analysis of historical and ongoing performance. See page 24 for GAAP to Operating (non-GAAP) EPS reconciliation.

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Consolidated Report to the Financial Community - 1st Quarter 2014                    23

FirstEnergy Corp.
EPS Reconciliations

Earnings Per Share (EPS)
(Reconciliation of GAAP to Operating (Non-GAAP) Earnings)
(In millions, except per share amounts)

Three Months Ended March 31, 2014			Competitive	Other &	FirstEnergy
	Regulated	Regulated	Energy	Reconciling	Corp.
	Distribution	Transmission	Services	Adjustments	Consolidated

1Q 2014 Net Income - GAAP	$214	$51	$(38)	$(19)	$208

1Q 2014 Basic EPS (avg. shares outstanding 419)	$0.51	$0.12	$(0.09)	$(0.04)	$0.50
Excluding Special Items:
Mark-to-market adjustments	—	—	(0.03)	—	(0.03)
Regulatory charges	0.02	—	—	—	0.02
Impact of non-core asset sales/impairments	—	—	(0.18)	—	(0.18)
Plant deactivation costs	—	—	0.05	—	0.05
Merger accounting - commodity contracts	—	—	0.02	—	0.02
Loss on debt redemptions	—	—	0.01	—	0.01
Total Special Items	0.02	—	(0.13)	—	(0.11)
Basic EPS - Operating (Non-GAAP)	$0.53	$0.12	$(0.22)	$(0.04)	$0.39

Three Months Ended March 31, 2013			Competitive	Other &	FirstEnergy
	Regulated	Regulated	Energy	Reconciling	Corp.
	Distribution	Transmission	Services	Adjustments	Consolidated

1Q 2013 Net Income - GAAP	$210	$51	$(38)	$(27)	$196

1Q 2013 Basic EPS (avg. shares outstanding 418)	$0.50	$0.12	$(0.09)	$(0.06)	$0.47
Excluding Special Items:
Mark-to-market adjustments	—	—	0.01	—	0.01
Regulatory charges	0.02	—	0.02	—	0.04
Trust securities impairment	—	—	0.01	—	0.01
Impact of non-core asset sales/impairments	—	—	0.01	—	0.01
Plant deactivation costs	—	—	0.01	—	0.01
Merger accounting - commodity contracts	—	—	0.03	—	0.03
Loss on debt redemptions	—	—	0.18	—	0.18
Total Special Items	0.02	—	0.27	—	0.29
Basic EPS - Operating (Non-GAAP)	$0.52	$0.12	$0.18	$(0.06)	$0.76

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Consolidated Report to the Financial Community - 1st Quarter 2014                    24

Recent Developments

Financial Matters
Dividend
On March 18, 2014, the Board of Directors of FirstEnergy Corp. (FirstEnergy or FE Corp) declared an unchanged quarterly dividend of $0.36 per share of outstanding common stock. The dividend is payable June 1, 2014, to shareholders of record as of May 7, 2014.

Financing Activities
On March 17, 2014, FirstEnergy Generation, LLC (FE Generation) remarketed $234.5 million of pollution control revenue bonds (PCRBs), previously held by the company, in a 3.75% fixed-rate mandatory put mode due December 2018.  In addition, FirstEnergy Nuclear Generation, LLC (FE Nuclear Generation) remarketed $182 million of PCRBs in a 4.0% fixed-rate mandatory put mode due June 2019.

On March 31, 2014, FE Generation and FE Nuclear Generation repurchased $197 million and $16 million, respectively, of variable-rate PCRBs with maturing letters of credit. These PCRBs are being held by the companies and may be remarketed based on market and other conditions.

On March 31, 2014, FE Corp, FES, AE Supply, and FET extended the maturity of their revolving credit facilities to March 2019. In addition, the FE Corp facility increased in size to $3.5 billion from $2.5 billion, while the FES/AE Supply facility was reduced to $1.5 billion from $2.5 billion.  Also, FE Corp entered into a $1 billion term loan facility due March 2019.

Rating Agency Actions
On April 21, 2014, Moody's Investors Service (Moody's) assigned a Baa3 Issuer Rating to FET. Moody's also raised the senior unsecured rating of TrAILCo to A3 from Baa1 and affirmed the senior unsecured rating of Baa2 at ATSI. The outlook for FET, TrAILCo and ATSI is stable.

On May 1, 2014, Fitch affirmed the ratings of FE and its rated subsidiaries. The Rating Outlook for all Companies is Stable. Fitch announced it expects to withdraw its ratings of FE’s subsidiaries in the second quarter of 2014.

Operational Matters
Davis-Besse Outage
The Davis-Besse Nuclear Power station is expected to return to service on May 7, 2014, following an outage that began on February 1, 2014 to install two new steam generators, replace about a third of the unit's 177 fuel assemblies and perform numerous safety inspections and preventative maintenance activities.

Beaver Valley Unit 2 Refueling Outage
On April 19, 2014, the 904-MW Beaver Valley Unit 2 Power Plant began a scheduled refueling and maintenance outage. During the outage, one-third of the 157 fuel assemblies will be replaced and numerous safety inspections will be conducted, including inspections of the unit's reactor vessel head, turbine and electrical generator. Beaver Valley Unit 2 will also undertake a number of projects in preparation for the replacement of unit's three steam generators and reactor head in 2017, including installation of a heavy-duty crane system in containment and measurements to support planning for the future replacement. Prior to the outage, Beaver Valley Unit 2 operated safely and reliably, generating more than 11.7 million megawatt hours of electricity since the completion of its last refueling outage in November 2012.

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Consolidated Report to the Financial Community - 1st Quarter 2014                    25

Employee Relations
On April 14, 2014, a lock-out of Utility Workers Union of America (UWUA) Local 180 members ended. The 20-week lock-out started on November 25, 2013. The employees returned to work under the terms of Pennsylvania Electric Company's Last, Best and Final Offer (LBFO) of November 6, 2013. The LBFO contains wage increases, increases in shift premiums and meal allowances, and additional operational improvements, such as a new job classification intended to increase customer service and efficiency. Employees were reinstated to the positions they held prior to the lock-out. The collective bargaining agreement with IBEW Local 272, which represents approximately 300 employees at the Bruce Mansfield Plant expired on February 16, 2014. The collective bargaining agreement with Local 102, which represents 700 employees at West Penn Power Company (WP) and The Potomac Edison Company (PE), expired on April 30, 2013. FirstEnergy continues to engage in negotiations with each of Local 180, Local 272, and Local 102, and work continuation plans are in place in the event of a work stoppage.

PJM Ancillary Charge Revenue
In January 2014, extreme weather events occurred causing an increase in the demand for electricity and natural gas throughout the PJM zone. In order to maintain system reliability, PJM incurred higher ancillary service costs due to these extreme conditions. Approximately $800 million in ancillary service charges for the month of January were billed to all suppliers serving customers throughout PJM, including FES. Certain of these costs are considered a “pass-through” event under existing contracts and revenue of approximately $33 million, associated with commercial and industrial customers, was recognized in the three month period ended March 31, 2014.

Regulatory Matters

New Jersey Generic Storm Cost Proceeding Update
On March 19, 2014, the New Jersey Board of Public Utilities (NJBPU) issued an order stating that the stipulated agreement in the generic storm proceeding case was reasonable and in accordance with the law, struck an appropriate balance between the needs of the customers and Jersey Central Power & Light Company (JCP&L), and that the 2011 and 2012 major storm costs may be recovered from ratepayers. The 2011 costs will be included within the current distribution rate case, however the mechanism for recovery of the 2012 storm costs remains to be determined. On March 21, 2014, briefs on the manner of recovery of the 2012 storm costs were filed at the NJBPU by JCP&L and Rate Counsel. Reply briefs were filed on April 1, 2014.

West Virginia Utilities Generation Asset Transfer
On April 23, 2014, the Supreme Court of West Virginia entered an opinion affirming the Public Service Commission of West Virginia's (WV PSC) order from October 2013 approving the asset transfer regarding the Harrison and Pleasants generating stations in West Virginia.

Monongahela Power Company (MP) and PE Base Rate Case Filing
On April 30, 2014, MP and PE filed a rate case requesting a base rate increase of approximately $96 million, or 9.3%. The filing also included a vegetation maintenance surcharge to recover the costs of MP and PE's tree trimming program in the amount of approximately $48 million. The proposed total rate increase request, including the cost of the tree trimming program, is approximately $144 million, or 14%. MP and PE anticipate a decision from the WV PSC in February 2015.

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Consolidated Report to the Financial Community - 1st Quarter 2014                    26

Pennsylvania Smart Meter Filing
On March 6, 2014 the Pennsylvania Public Utility Commission (PaPUC) approved FirstEnergy’s December 2012 filing which detailed the deployment of smart meter technology within FirstEnergy's Pennsylvania service territory with completion by the end of 2019. On March 19, 2014, Pennsylvania Power Company (Penn Power), Pennsylvania Electric Company, Metropolitan Edison Company, West Penn Power Company (collectively, the Pennsylvania Companies), filed an amended Deployment Plan to accelerate the deployment of smart meters in Penn Power’s service territory. The amended plan requested approval of a modification to the deployment schedule to allow the entire Penn Power smart meter system (170,000 meters) to be built by the end of 2015, instead of the original proposed installation of 60,000 meters by the end of 2016. On March 31, 2014, the Office of Consumer Advocate (OCA) filed exceptions to the Pennsylvania Companies’ amended Deployment Plan, arguing (i) that the amended plan fails to list certain potential cost savings categories that are to be considered by the Pennsylvania Companies; and (ii) that the filing of the amended deployment plan failed to follow proper procedure.  On April 7, 2014 the Pennsylvania Companies filed a reply to the OCA’s exceptions, explaining why the exceptions should be rejected.  A prehearing conference was held on April 25, 2014, at which time a procedural schedule was established that is expected to allow the PaPUC to issue an Order by June 5, 2014.

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Consolidated Report to the Financial Community - 1st Quarter 2014                    27

Forward-Looking Statements: This Consolidated Report to the Financial Community includes forward-looking statements based on information currently available to management. Such statements are subject to certain risks and uncertainties. These statements include declarations regarding management's intents, beliefs and current expectations. These statements typically contain, but are not limited to, the terms “anticipate,” “potential,” “expect,” "will," "intend," “believe,” “estimate” and similar words. Forward-looking statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements, which may include the following: the speed and nature of increased competition in the electric utility industry, in general, and the retail sales market in particular; the ability to experience growth in the Regulated Distribution and Regulated Transmission segments and to continue to successfully implement our direct retail sales strategy in the Competitive Energy Services segment; the accomplishment of our regulatory and operational goals in connection with our transmission plan and planned distribution rate cases and the effectiveness of our repositioning strategy; the impact of the regulatory process on the pending matters before the Federal Energy Regulatory Commission and in the various states in which we do business including, but not limited to, matters related to rates and pending rate cases; the uncertainties of various cost recovery and cost allocation issues resulting from American Transmission Systems, Incorporated's realignment into PJM Interconnection LLC; economic or weather conditions affecting future sales and margins such as the polar vortex or other significant weather events; regulatory outcomes associated with storm restoration, including but not limited to, Hurricane Sandy, Hurricane Irene and the October snowstorm of 2011; changing energy, capacity and commodity market prices including, but not limited to, coal, natural gas and oil, and their availability and impact on retail margins; the continued ability of our regulated utilities to recover their costs; costs being higher than anticipated and the success of our policies to control costs and to mitigate low energy, capacity and market prices; other legislative and regulatory changes, and revised environmental requirements, including, but not limited to, possible greenhouse gas emission, water discharge, water intake and coal combustion residual regulations, the potential impacts of Cross State Air Pollution Rule, and the effects of the United States Environmental Protection Agency's Mercury and Air Toxics Standards rules including our estimated costs of compliance; the uncertainty of the timing and amounts of the capital expenditures that may arise in connection with any litigation, including New Source Review litigation or potential regulatory initiatives or rulemakings (including that such expenditures could result in our decision to deactivate or idle certain generating units); the uncertainties associated with the deactivation of certain older regulated and competitive fossil units including the impact on vendor commitments, and the timing thereof as they relate to, among other things, Reliability Must Run arrangements and the reliability of the transmission grid; adverse regulatory or legal decisions and outcomes with respect to our nuclear operations (including, but not limited to the revocation or non-renewal of necessary licenses, approvals or operating permits by the Nuclear Regulatory Commission or as a result of the incident at Japan's Fukushima Daiichi Nuclear Plant); issues arising from the indications of cracking in the shield building and the steam generator replacement at Davis-Besse; the impact of future changes to the operational status or availability of our generating units; the risks and uncertainties associated with litigation, arbitration, mediation and like proceedings, including, but not limited to, any such proceedings related to vendor commitments; replacement power costs being higher than anticipated or not fully hedged; the ability to comply with applicable state and federal reliability standards and energy efficiency and peak demand reduction mandates; changes in customers' demand for power, including but not limited to, changes resulting from the implementation of state and federal energy efficiency and peak demand reduction mandates; the ability to accomplish or realize anticipated benefits from strategic and financial goals including, but not limited to, the ability to reduce costs and to successfully complete our announced financial plans designed to improve our credit metrics and strengthen our balance sheet, including but not limited to, our announced dividend reduction and our proposed capital raising and debt reduction initiatives; our ability to improve electric commodity margins and the impact of, among other factors, the increased cost of fuel and fuel transportation on such margins; changing market conditions that could affect the measurement of certain liabilities and the value of assets held in our Nuclear Decommissioning Trusts, pension trusts and other trust funds, and cause us and our subsidiaries to make additional contributions sooner, or in amounts that are larger than currently anticipated; the impact of changes to material accounting policies; the ability to access the public securities and other capital and credit markets in accordance with our announced financial plans, the cost of such capital and overall condition of the capital and credit markets affecting us and our subsidiaries; actions that may be taken by credit rating agencies that could negatively affect us and our subsidiaries' access to financing, increase the costs thereof, and increase requirements to post additional collateral to support outstanding commodity positions, letters of credit and other financial guarantees; changes in national and regional economic conditions affecting us, our subsidiaries and our major industrial and commercial customers, and other counterparties including fuel suppliers, with which we do business; the impact of any changes in tax laws or regulations or adverse tax audit results or rulings; issues concerning the stability of domestic and foreign financial institutions and counterparties with which we do business; the risks and other factors discussed from time to time in our United States Securities and Exchange Commission filings, and other similar factors. Dividends declared from time to time on FirstEnergy Corp.'s common stock during any period may in the aggregate vary from prior periods due to circumstances considered by FirstEnergy Corp.'s Board of Directors at the time of the actual declarations. A security rating is not a recommendation to buy or hold securities and is subject to revision or withdrawal at any time by the assigning rating agency. Each rating should be evaluated independently of any other rating. The foregoing review of factors should not be construed as exhaustive. New factors emerge from time to time, and it is not possible for management to predict all such factors, nor assess the impact of any such factor on FirstEnergy's business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statements. FirstEnergy expressly disclaims any current intention to update, except as required by law, any forward-looking statements contained herein as a result of new information, future events or otherwise.

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Consolidated Report to the Financial Community - 1st Quarter 2014                    28